LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
FOR
CAPITAL CITY BANK GROUP, INC.
KNOW ALL MEN BY THESE PRESENTS, that I, Robert Antoine, hereby make, constitute and appoint each of Jeptha E. Larkin, Susan Stephens, Gregory K. Bader, Esq., Christopher R. Seifter, Esq.,
Melanie Stocks, and Robin L. Goldston, acting jointly and individually, as my true and lawful attorneysin-fact, with full power and authority, including full power of substitution, as hereinafter described on behalf of and in my name, place and stead to:
(1) prepare, execute in the undersigneds name and on the undersigneds behalf, acknowledge, deliver and submit to the United States Securities and Exchange Commission (SEC) a Form ID
(including any amendments thereto), and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the Exchange Act);
(2) prepare, execute in the undersigneds name and on the undersigneds behalf, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of
Capital City Bank Group, Inc., a Florida corporation (the Company), with the SEC, any applicable national securities exchange, trading associations, over the counter trading market, or similar entity as considered necessary or advisable under the Exchange Act;
(3) seek or obtain, as my representative and on my behalf, information on transactions in the
Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such person to release any such information to me and approve and ratify any such release of information; and
(4) do and perform any and all other acts, which in the discretion of such attorney-in-fact, are necessary or desirable for and on my behalf in connection with the foregoing.
I acknowledge that:
(1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his/her discretion on information provided to such attorney-in-fact without independent verification of such information;
(2) any documents prepared and/or executed by any such attorney-in-fact on my behalf pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his/her discretion, deems necessary or desirable;
(3) neither the Company nor any of such attorneys-in-fact assumes (i) any liability for my responsibility to comply with the requirement of the Exchange Act, (ii) any of my liability for any failure to comply with such requirements, or (iii) any of my obligation or liability for profit disgorgement under
Section 16(b) of the Exchange Act; and
(4) this Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.
ACTIVE:19504114.1
I hereby give and grant each of the attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as I might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
The attorneys-in-fact will not be liable for any acts or decisions made by such attorneys-in-fact in good faith and under the terms of this Limited Power of Attorney.
Any photocopy of this Limited Power of Attorney shall have the same force and effect as the original.
This Power of Attorney shall remain in full force and effect until revoked by me in a signed writing delivered to each such attorney-in-fact.
IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of August 25, 2023.
 /s/ ROBERT ANTOINE